Exhibit 10.1

STOCK PURCHASE AND EXCHANGE AGREEMENT

This Stock Purchase and Exchange Agreement (this “Agreement”) is made as of October 7, 2026 (the “Effective Date”), by and among Carl Cadwell, an individual (“Cadwell”), and Vivos, Inc., a Delaware corporation (the “Company”).

RECITALS

A. On September 28, 2026, the Company filed a Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (the “Series D COD”) with the Secretary of State for the State of Delaware, designating 1.0 million shares of the Company’s 10.0 million shares of authorized preferred stock, par value $0.001 per share, as Series D Convertible Preferred Stock (the “Series D Preferred”), each share with a stated value of $1.00 per share (the “Stated Value”);

B. Cadwell has offered to purchase 250,000 shares of Series D Preferred for a purchase price of Two Hundred and Fifty Thousand Dollars ($250,000) (the “Series D Purchase”) (the “Purchased Shares”), and to exchange 385,302 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred”), beneficially owned by Cadwell, with a stated value of Three Hundred Eighty-Five, Three Hundred and Two Dollars ($385,302) with and into Three Hundred Eighty-Five, Three Hundred and Two (385,302) shares of Series D Preferred (the “Exchange Shares”), with a stated value of Three Hundred Eighty-Five, Three Hundred and Two Dollars ($385,302) (the “Series C Exchange”, and together with the Series D Purchase, the “Transaction”); and

C. Cadwell and the Company desire to consummate the Transaction on the terms and conditions set forth in this Agreement.

AGREEMENT

For good and valuable consideration, the Parties hereto agree as follows:

1. Sale of Shares. On October 6, 2026 (the “Closing Date”), and subject to the terms and conditions of this Agreement, the Parties shall consummate the Series D Purchase at a price per share of $1.00 per Purchased Share, for an aggregate total purchase price of Two Hundred and Fifty Thousand Dollars ($250,000) (the “Purchase Price”), which Purchase Price was paid to the Company on October 1, 2026 by wire transfer; provided, however, the Purchased Shares shall be issued on the Closing Date.

2. Exchange of Series C Preferred. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Cadwell agrees to consummate the Series C Exchange Cadwell on the date of this Agreement, in exchange for the same number of shares of Series D Preferred, the terms and conditions of which are set forth in the Series D COD attached hereto as Exhibit A. In consideration for the foregoing, the Company agrees to issue and record on the Company’s corporate ledger the Exchange Shares Cadwell on the Closing Date.

3. Closing of Transaction. The closing of the Transaction (the “Closing”) shall take place by the electronic exchange of executed documents. At the Closing, the Parties shall take the following actions:

(a) Deliveries by Company. Company shall record the Series D Preferred acquired by Cadwell pursuant to this Agreement on the books and records of the Company.

(b) Deliveries by Cadwell. Cadwell shall deliver to the Company the certificate or certificates representing the Series C Preferred.

4. Buyer Representations and Warranties. Buyer hereby represents and warrants to the Company as of the Closing that:

(a) Authority and Absence of Encumbrances. Cadwell owns and holds, beneficially and of record, the entire right, title, and interest in and to the Series C Preferred free and clear of all rights and Encumbrances (as defined below), and Cadwell has full power and authority to transfer and dispose of the Series C Preferred free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Series C Shares. Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(b) Exempt Transaction. Cadwell understands that the the Purchased Shares and Exchange Shares (together, the “Shares”) are being issued, offered and sold in reliance on specific provisions of the Federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Cadwell set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

(c) Purchase for Own Account. Buyer is receiving the Shares for Buyer’s own account, and not with a view to, or for sale in connection with, a public “distribution” of Shares within the meaning of the Securities Act; provided, however, the Parties agree and acknowledge that Cadwell may resell the Shares in a transaction not involving a public offering or distribution within the meaning of the Act, subject to any existing restrictions that may exist with respect to the Shares.

(d) Absence of MNPA. Cadwell is not in possession of any material non-public information regarding the Company, its business, operations, results from operations or financial condition.

5. Company Representations and Warranties. Company hereby represents and warrants to Cadwell as of the Closing that:

(a) Authority. The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement, to carry out Company’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and (assuming due execution and delivery by Cadwell) constitutes Company’s legal, valid and binding obligation, enforceable against Company, his heirs, beneficiaries and related parties, in accordance with its terms.

(b) Validly Issued and Absence of Encumbrances The Company is the record and beneficial owner of the Shares, and the Shares are validly issued, fully paid and non-assessable. Except for restrictions arising under applicable federal and state securities laws or otherwise disclosed to Cadwell, the Shares are owned free and clear of all liens, pledges, security interests, claims and other encumbrances, and no person has any option or other right to acquire the Shares. The Company has the full power and authority to transfer the Shares, and upon Closing, Cadwell shall acquire good and marketable title to the Shares, free and clear of all such encumbrances.

(c) Absence of Conflicts. The execution, delivery and performance by Company of this Agreement does not conflict with, violate or result in the breach of, or create any encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which such Company is a party or by which its assets or properties, including the Shares, are bound.

(d) Absence of Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Company, threatened against or by Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

6. Informed Decision; Investigation; Future Gains; Tax Consequences. Each Party acknowledges that it has independently evaluated this transaction, has had the opportunity to consult legal and tax advisors, and has not relied upon any representation other than those expressly contained in this Agreement.

7. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties.

8. Miscellaneous.

(a) No Public Announcements. Neither Party shall make any public disclosure or announcement regarding the terms and conditions of this Agreement until the Closing Date or otherwise as required under the Act or any applicable federal or state securities or other laws.

(b) Taxes. Each Party shall bear sole responsibility for any and all income, transfer and other taxes, filing and recording fees and similar charges applicable to that Party arising out of or relating to the transactions contemplated herein.

(c) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives and permitted assigns. No Party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or e-mail (upon confirmation of receipt), or three days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Party to be notified at such Party’s address as set forth on the signature page hereto.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of [●], without giving effect to that body of laws pertaining to conflict of laws.

(f) Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflict of laws principles. Any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in Washington, and each Party irrevocably submits to the jurisdiction of such courts. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g) Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(h) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the Parties hereto with respect to the specific subject matter hereof. This Agreement shall not be effective until signed by all Parties hereto, including the Company.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

(j) Expenses. Each Party hereto shall pay its own expenses.

(k) Specific Enforcement. Unless this Agreement has been terminated, each Party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other Parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a Party of any provision of this Agreement, each Party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any Party for such breach or threatened breach, including but not limited to the recovery of money damages.

Company and Buyer have each executed this Agreement as of the Effective Date.

CARL CADWELL

VIVOS, INC.

By:
Name:
Title: